Exhibit 99.2

October 26, 2017

Twitter Announces Third Quarter 2017 Results

Daily Active Usage Grows 14% Year-over-Year, Marks Fourth Consecutive Quarter of Double-Digit Growth

SAN FRANCISCO, California – Twitter, Inc. (NYSE: TWTR) today announced financial results for its third quarter 2017.

"This quarter we made progress in three key areas of our business: we grew our audience and engagement, made progress on a return to revenue growth, and achieved record profitability," said Jack Dorsey, Twitter's CEO. "We're proud that the improvements we're making to the product continue to bring people back to Twitter on a daily basis. It's our job to help people stay informed about what’s happening in the world and what people are talking about, and we're focused on making our service faster, easier to use, and more relevant to more people every day."

"We're pleased with the improvements made toward a return to revenue growth this quarter," said Ned Segal, Twitter's CFO. "Our momentum was driven by improved execution from our sales team, strength in video and direct response ad formats, as well as in our data business, where we saw our third consecutive quarter of accelerating year-over-year growth. We also achieved record profitability in Q3, with a sequential improvement in our GAAP net margin and record adjusted EBITDA margins, reflecting improved prioritization and disciplined execution across our strategic priorities."

Third Quarter 2017 Operational and Financial Highlights

The company posted third quarter revenue of $590 million, a decrease of 4% year-over-year. Quarterly GAAP net loss was $21 million, representing a GAAP net margin of (4%) and GAAP diluted EPS of ($0.03). This compares with a quarterly GAAP net loss of $103 million, representing a GAAP net margin of (17%) and GAAP diluted EPS of ($0.15) in the same period last year.

Quarterly non-GAAP net income was $78 million, or $0.10 per diluted share. This compares with a quarterly non-GAAP net income of $61 million, or $0.09 per diluted share in the same period last year.

Adjusted EBITDA was $207 million or 35% of total revenue, compared to $181 million or 29% of total revenue in the same period last year.

Average MAU1 was 330 million for the quarter, up 4% year-over-year and compared to 326 million in the previous quarter.  Average DAU grew 14% year-over-year, an increase from 12% year-over-year growth in the prior quarter and marking the fourth consecutive quarter of double-digit growth.

[1]

Reported average MAU reflects adjustments for approximately 1-2 million users per quarter of certain third-party applications that were included as Twitter MAUs that should not have been considered MAUs in certain prior periods. DAU were not affected. Further details regarding the adjustment can be found in the section of this press release titled "Note About Our MAU Adjustment."

Outlook

For the fourth quarter, we expect:

•Adjusted EBITDA to be between $220 million and $240 million

•Adjusted EBITDA margin to be between 35% and 36%

•Capital expenditures to be no more than $110 million

•Stock-based compensation expense to be in the range of $90 to $100 million

We also expect that at the high end of our adjusted EBITDA range, we will likely be GAAP profitable.

Note that the company’s outlook for the fourth quarter reflects foreign exchange rates as of October 16, 2017.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.  Guidance for Adjusted EBITDA and Adjusted EBITDA margin excludes stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision (benefit) for income taxes, restructuring charges and one-time nonrecurring gain. The company has not reconciled Adjusted EBITDA guidance to GAAP net loss because it does not provide guidance on GAAP net loss or the reconciling items between Adjusted EBITDA and GAAP net loss, other than stock-based compensation expense, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of net loss and such reconciling items will have a significant impact on its Adjusted EBITDA and Adjusted EBITDA margin. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Twitter's complete third quarter 2017 financial results can be found by accessing the company's Shareholder Letter at: https://investor.twitterinc.com/releases.cfm

Webcast and Conference Call Details

Twitter will host a conference call today, Thursday, October 26, 2017, at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) to discuss financial results. The company will be following the conversation about the earnings announcement on Twitter. To have your questions considered during the Q&A, Tweet your question to @TwitterIR using #TWTR. To listen to a live audio webcast, please visit the company’s Investor Relations page at investor.twitterinc.com. Twitter has used, and intends to continue to use, its Investor Relations website and the Twitter accounts of @jack, @Twitter, and @TwitterIR as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

About Twitter

Twitter is what’s happening in the world and what people are talking about right now. From breaking news and entertainment to sports, politics, and everyday interests, see every side of the story. Join the open conversation. Watch live streaming events. Available in more than 40 languages around the world, the service can be accessed via twitter.com, an array of mobile devices, and SMS. For more information, please visit about.twitter.com, follow @Twitter, and download both the Twitter and Periscope apps at twitter.com/download and periscope.tv.

Note About Our MAU Adjustment

We discovered that since the fourth quarter of 2014 we had included users of certain third-party applications as Twitter MAUs that should not have been considered MAUs. These third-party applications used Digits, a software development kit of our now-divested Fabric platform, that allowed third-party applications to send authentication messages via SMS through our systems, which did not relate to activity on the Twitter platform. The table below presents the impact for the periods beginning in the fourth quarter of 2016. Due to our data retention policies, we do not have data to reconcile periods prior to the fourth quarter of 2016, but our estimates suggest the prior period adjustments are smaller than those in the fourth quarter of 2016.

Total MAU Adjustment

in Millions	Q4'16	Q1'17	Q2'17	Q3’17
Previously Reported MAU	319	328	328	N/A
Adjustment	-1	-2*	-2	N/A
Adjusted MAU	318	327	326	330
Previously Reported Quarter-over-Quarter Growth Rate	0.8%	2.8%	-0.1%	N/A
Adjusted Quarter-over-Quarter Growth Rate	0.3%**	2.8%	-0.2%	1.2%
Previously Reported Year-over-Year Growth Rate	4.5%	5.8%	4.8%	N/A
Adjusted Year-over-Year Growth Rate**	4.0%	5.2%	4.1%	4.1%

The reported MAU figures in this press release and accompanying materials reflects an adjustment for the users of certain third-party applications included in prior periods. Please note that reported DAU metrics were not impacted as DAU do not include users from third-party applications.

United States MAU Adjustment

in Millions	Q4'16	Q1'17	Q2'17	Q3’17
US Previously Reported MAU	67	70	68	N/A
Adjustment	0	-1	0	N/A
US Adjusted MAU	67	69	68	69
US Previously Reported Quarter-over-Quarter Growth Rate	0.3%	4.2%	-2.0%	N/A
US Adjusted Quarter-over-Quarter Growth Rate	-0.1%**	4.1%	-2.2%	2.3%
US Previously Reported Year-over-Year Growth Rate	2.9%	6.7%	3.9%	N/A
US Adjusted Year-over-Year Growth Rate**	2.4%	6.1%	3.2%	4.1%

* The difference between Adjusted MAU and Previously Reported MAU does not correspond to the amount of the Adjustment due to rounding.

** Due to our data retention policies, we do not have data to reconcile periods prior to the fourth quarter of 2016. As a result, we did not adjust MAUs for such periods and year-over-year and quarter-over-quarter growth rates compare unadjusted MAUs for periods prior to the fourth quarter of 2016 to adjusted MAUs for periods after the fourth quarter of 2016. We believe that had they been adjusted, the growth rates for the adjusted year-over-year and quarter-over-quarter periods would have been higher than those presented.

International MAU Adjustment

in Millions	Q4'16	Q1'17	Q2'17	Q3’17
International Previously Reported MAU	252	259	260	N/A
Adjustment	-1	-1*	-2	N/A
International Adjusted MAU	251	257	258	261
International Previously Reported Quarter-over-Quarter Growth Rate	0.9%	2.5%	0.5%	N/A
International Adjusted Quarter-over-Quarter Growth Rate	0.4%**	2.4%	0.3%	0.9%
International Previously Reported Year-over-Year Growth Rate	4.9%	5.5%	5.1%	N/A
International Adjusted Year-over-Year Growth Rate**	4.5%	5.0%	4.4%	4.1%

* The difference between Adjusted MAU and Previously Reported MAU does not correspond to the amount of the Adjustment due to rounding.

** Due to our data retention policies, we do not have data to reconcile periods prior to the fourth quarter of 2016. As a result, we did not adjust MAUs for such periods and year-over-year and quarter-over-quarter growth rates compare unadjusted MAUs for periods prior to the fourth quarter of 2016 to adjusted MAUs for periods after the fourth quarter of 2016. We believe that had they been adjusted, the growth rates for the adjusted year-over-year and quarter-over-quarter periods would have been higher than those presented.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Twitter’s trends in engagement and audience growth, future financial and operating performance, including its outlook and guidance, Twitter’s expectations regarding its strategies, product and business plans, including the development of, investment in and demand for content, its products, product features and services, including video and its impact on bringing people back to Twitter on a daily basis, Twitter’s beliefs regarding its execution, Twitter’s expectations regarding the growth of its revenue, profitability, engagement, and allocation of resources. Twitter's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: Twitter's user base and engagement do not grow or decline; Twitter’s strategies, priorities, or plans take longer to execute than anticipated; Twitter's new products and product features do not meet expectations; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2017, each filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. The forward-looking statements in this release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics

Twitter defines monthly active users (MAUs) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through its website, mobile website, desktop or mobile applications, SMS or registered third-party applications or websites in the 30-day period ending on the date of measurement. Average MAUs for a period represent the average of the MAUs at the end of each month during the period. Twitter defines daily active users or daily active usage (DAU) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website or mobile applications on any given day. Average DAU for a period represents the number of DAUs on each day of such period divided by the number of days for such period. To calculate the year-over-year change in DAUs, the average DAU for the three months ended in the previous year is subtracted from the average DAU for the same three months ended in the current year and the result is divided by the average DAU in the previous year. Prior to Q3 2016, Twitter has discussed DAUs and the ratio of MAUs to DAUs. In those instances, for comparability and consistency with MAUs, DAUs also included users who accessed Twitter through its desktop applications and third-party properties.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, non-GAAP net income, non-GAAP income before income taxes, non-GAAP provision for income taxes, Adjusted EBITDA margin, and non-GAAP diluted EPS. Twitter defines Adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses, net, provision (benefit) for income taxes, restructuring charges and one-time nonrecurring gain; Twitter defines non-GAAP net income as net loss adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, cost-method investment impairment charges, restructuring charges and one-time nonrecurring gain; and adjustment to income tax expense based on the non-GAAP measure of profitability using Twitter’s blended U.S. statutory tax rate (which was 37%). Twitter defines non-GAAP income before income taxes as loss before income taxes adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, cost-method investment impairment charges, restructuring charges and one-time nonrecurring gain; and Twitter defines non-GAAP provision for income taxes as the current and deferred income tax expense commensurate with the non-GAAP measure of profitability using Twitter’s blended U.S. statutory tax rate. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP diluted EPS is calculated by dividing non-GAAP net income by non-GAAP share count. Non-GAAP share count is GAAP share count plus potential common stock instruments such as stock options, RSUs, shares to be purchased under employee stock purchase plan, unvested restricted stock, the conversion feature of convertible senior notes and warrants. Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

Twitter uses the non-GAAP financial measures of Adjusted EBITDA, non-GAAP net income, non-GAAP income before income taxes, non-GAAP provision for income taxes, Adjusted EBITDA margin and non-GAAP diluted EPS in evaluating its operating results and for financial and operational decision-making purposes. Twitter believes that Adjusted EBITDA, non-GAAP net income, Adjusted EBITDA margin and non-GAAP diluted EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses and one-time gains or charges that it excludes in Adjusted EBITDA, non-GAAP net income, Adjusted EBITDA margin, and non-GAAP diluted EPS. Twitter also believes that Adjusted EBITDA, non-GAAP net income, Adjusted EBITDA margin, and non-GAAP diluted EPS provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects, and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Contacts

Investors:

Cherryl Valenzuela

ir@twitter.com

Press:

Kristin Binns

press@twitter.com

TWITTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Non-GAAP net income and net income per share:
Net loss	$(21,095)	$(102,871)	$(199,142)	$(289,819)
Exclude: Provision for income taxes	3,564	6,562	10,171	11,231
Loss before income taxes	(17,531)	(96,309)	(188,971)	(278,588)
Stock-based compensation expense	100,959	158,527	331,352	477,138
Amortization of acquired intangible assets	11,077	16,572	41,608	42,118
Non-cash interest expense related to convertible notes	20,355	18,650	59,644	55,590
Impairment of investments in privately-held companies	7,439	—	62,439	—
Restructuring charges and one-time nonrecurring gain	1,269	—	(8,529)	47
Non-GAAP income before income taxes	123,568	97,440	297,543	296,305
Non-GAAP provision for income taxes	45,720	36,053	110,091	109,633
Non-GAAP net income	$77,848	$61,387	$187,452	$186,672
GAAP diluted shares	736,515	704,359	729,626	698,104
Dilutive equity awards (1)	8,388	16,492	8,426	12,559
Non-GAAP diluted shares	744,903	720,851	738,052	710,663
Non-GAAP diluted net income per share	$0.10	$0.09	$0.25	$0.26
Adjusted EBITDA:
Net loss	$(21,095)	$(102,871)	$(199,142)	$(289,819)
Stock-based compensation expense	100,959	158,527	331,352	477,138
Depreciation and amortization expense	97,492	100,878	303,347	282,782
Interest and other expense, net	24,810	18,220	117,613	55,007
Provision for income taxes	3,564	6,562	10,171	11,231
Restructuring charges and one-time nonrecurring gain	1,269	—	(8,529)	47
Adjusted EBITDA	$206,999	$181,316	$554,812	$536,386

(1) Gives effect to potential common stock instruments such as stock options, RSUs, shares to be issued under ESPP, unvested restricted stock and warrant. There is no dilutive effect of the notes nor the related hedge and warrant transactions.